Filed Pursuant to Rule 424(b)(5)

Registration No. 333-252045

The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective by rule of the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 12, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated January 12, 2021)

6,000,000 Shares

Common Stock

We are offering 6,000,000 shares of our common stock.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PRVB.” On January 11, 2021, the last reported sale price of our common stock as reported on the Nasdaq Global Select Market was $17.95 per share.

Investing in our common stock involves a high degree of risk. Please read the information under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and under similar headings in the documents incorporated by reference into this prospectus supplement before making your investment decision.

		Per Share		Total
Public offering price	$		$
Underwriting discounts and commissions (1)	$		$
Proceeds to us, before expenses	$		$

(1) See “Underwriting” beginning on page S-23 of this prospectus supplement for additional information regarding total underwriter compensation.

The underwriters may also exercise their option to purchase up to an additional 900,000 shares of our common stock from us at the public offering price, less the underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment therefor on or about        , 2021.

Joint Bookrunning Managers

SVB Leerink	Cantor

The date of this prospectus supplement is                     , 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, “Provention,” “we,” “us,” “our” or “ours” refer to Provention Bio, Inc., a Delaware corporation.

All trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our business. The second part, the accompanying prospectus, contains and incorporates by reference important business and financial information about us, a description of our common stock and certain other information about us and this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus, including all documents incorporated herein and therein by reference, together with the additional information described under “Where You Can Find More Information” herein and in the accompanying prospectus before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement may add to, update or change the information in the accompanying prospectus or the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus or the documents incorporated by reference herein and therein, this prospectus supplement will apply and will supersede that information in the accompanying prospectus or the documents incorporated by reference herein and therein.

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SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement. You should also carefully consider the matters discussed in the section titled “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in other periodic reports incorporated by reference herein and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement before investing in our common stock.

Company Overview

We are a clinical stage biopharmaceutical company, focused on the development and commercialization of novel therapeutics and innovative approaches aimed at intercepting and preventing immune-mediated diseases. Since our inception, we have devoted substantially all of our efforts to business planning, research and development, pre-commercial activities, recruiting management and technical staff, acquiring operating assets, partnering and raising capital. Our business is subject to significant risks and uncertainties, and we will be dependent on raising substantial additional capital before we become profitable and we may never achieve profitability.

We preferentially source, reposition, transform and advance underdeveloped or deprioritized clinical-stage, or nearly clinical-stage, therapeutic candidates targeting the interception and prevention of immune-mediated disease. Our “predict” and “preempt” therapeutic development approach focuses on identifying at-risk individuals and intervening before the targeted disease begins, re-appears, exacerbates or progresses. We believe our experience and expertise in translational medicine, immunology, and the design and execution of rapid go/no-go clinical trials makes us unique in the field of immune-mediated disease.

We have access to relevant in-licensing opportunities from industry-leading pharmaceutical companies; innovative, development-stage biotechnology companies; and world-renowned academic centers. We have obtained exclusive worldwide rights to two product candidates from MacroGenics, Inc., the acquisition of a Phase 3 clinical-stage candidate for the interception, delay or prevention of type 1 diabetes, or T1D, and the in-license of a Phase 1 candidate for the potential treatment of systemic lupus erythematosus, or SLE. We also in-licensed an enterovirus vaccine platform, targeting the prevention of Coxsackie Virus B, or CVB, infections and the onset of T1D and celiac disease, from Vactech Ltd., a Finnish biotechnology company. We in-licensed a Phase 2 clinical-stage candidate from Amgen, Inc. targeting celiac disease. Lastly, we in-licensed a Phase 2 clinical-stage candidate from an affiliated entity of Janssen Pharmaceuticals, Inc., which is a small molecule targeting an upstream pathological mechanism and believed to drive Crohn’s disease.

Our Focus and Pipeline

Inflammation is a natural consequence of most infections, as it is the immune system’s first response to invading pathogens in the event of injury or acute illness. Most of the time, this response is beneficial and well-controlled; helping to repair tissue damage and clear pathogens from the body. However, in addition to directly damaging tissues and organs, an infection can sometimes result in the excessive release of toxic immune mediators, leading to a potentially life-threatening acute pathological immune response. When patients have the requisite genetic predisposition, infections can also trigger chronic autoimmune responses that persist and progress long after the original insult has subsided. These sustained pathological responses have been linked to an increased susceptibility to chronic debilitating and potentially life-threatening diseases like inflammatory bowel disease, diabetes, celiac disease, SLE, cancer, and certain neurological disorders.

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Our “predict” and “preempt” therapeutic development approach is to intercept the underlying pathological immune and inflammatory responses in susceptible individuals. Our pipeline includes:

●	PRV-031: a humanized, anti-CD3 monoclonal antibody, or mAb, for the interception of T1D in pediatric patients with newly-diagnosed T1D and for delaying and/or preventing disease progression in individuals at risk of developing clinical stage T1D. PRV-031 has been designated by the U.S. Food and Drug Administration, or FDA, as an orphan drug for the treatment of newly-diagnosed T1D. We currently estimate that there are approximately 64,000 new cases of T1D in the United States each year, approximately 26% of which are patients aged 8 through 17. PRV-031 was also granted breakthrough therapy designation from the FDA in August 2019 and PRIME eligibility from the European Medicines Agency, or EMA, in October 2019 for the delay or prevention of T1D;

●	PRV-101: a CVB vaccine to prevent acute CVB infections and, in those individuals at risk, to prevent the CVB-triggered autoimmune damage to pancreatic beta cells that progresses to T1D and damage to intestinal cells that leads to celiac disease;

●	PRV-3279: a humanized bispecific scaffold molecule targeting the B-cell surface proteins, CD32B and CD79B, for the treatment of SLE and for the prevention of immunogenicity of biotherapeutics such as those used in gene therapy; and

●	PRV-015: a human anti-interleukin 15, or IL-15, mAb for the treatment of gluten-free diet non-responsive celiac disease, or NRCD, intercepting the effects of contaminating gluten in the most common autoimmune disorder without any approved medication.

The table below summarizes the current status and anticipated milestones for our principal product candidates:

Product Candidate / Indication	Status	Next Expected Milestone

PRV-031 (teplizumab, anti-CD3 mAb) for the interception of T1D

At-Risk Indication – for the delay or prevention of clinical T1D in individuals at-risk of developing the disease	In December 2020, the FDA accepted and filed for review our Biologics License Application, or BLA, submission for the delay or prevention of clinical T1D in at-risk individuals. The FDA granted our request for priority review.	Advisory committee meeting tentatively scheduled for May 27, 2021. The FDA assigned a Prescription Drug User Fee Act, or PDUFA, goal date of July 2, 2021.

In June 2020, extended follow-up data from the “At-Risk” TN-10 Study was announced which showed that a single 14-day course of teplizumab significantly delayed the onset of T1D in at-risk patients by a median of approximately three years compared to the placebo. This data added one year to the two-year median delay that was previously reported at the American Diabetes Association meeting in June 2019 and published in the New England Journal of Medicine in 2019.

In August 2019, the FDA granted breakthrough therapy designation to PRV-031 for the delay or prevention of clinical T1D in individuals at-risk of developing the disease.

In October 2019, the EMA granted PRIME eligibility to PRV-031 for the delay or prevention of clinical T1D in individuals at-risk of developing the disease.

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Newly Diagnosed Indication – for the delay or prevention of clinical T1D in individuals diagnosed with early onset T1D

We commenced a Phase 3 clinical trial (the PROTECT study) in approximately 300 pediatric and adolescent patients with newly diagnosed T1D. The first patient was dosed in the second quarter of 2019.

	In March 2020, in connection with the COVID-19 pandemic, we announced a temporary pause in the randomization of patients with newly diagnosed T1D into the PROTECT study. In June 2020, we resumed enrollment of the PROTECT study on a country by country, site by site basis. As of September 30, 2020, all sites have been activated, with a majority of sites actively enrolling patients.	We expect to complete enrollment in the PROTECT study in the second half of 2021 and report top-line results from the PROTECT study in mid-2023, subject to change for any potential COVID-19 related or other interruptions.

PRV-101 (polyvalent CVB vaccine) for the prevention of acute CVB and the prevention of CVB triggered T1D and celiac disease.	We have completed manufacturing of a polyvalent vaccine at Intravacc, our strategic partner in vaccine manufacturing process development.	We commenced a first-in-human Phase 1 study in December 2020. We expect to report top-line first-in-human data in the fourth quarter of 2021.

PRV-3279 (humanized anti-CD32B and CD79B bispecific) for the treatment of SLE and for the prevention of immunogenicity of biotherapeutics such as gene therapy.	We announced positive top-line results from our Phase 1b clinical trial (the PREVAIL study), which evaluated PRV-3279 in 16 healthy volunteers.	We expect to commence a Phase 2a study in second half of 2021.

PRV-015 (anti-IL-15 mAb) for the treatment of gluten-free diet NRCD.	In August 2020, we initiated a Phase 2b clinical trial (the PROACTIVE study) in approximately 220 adult celiac patients with gluten-free diet NRCD.	We expect to report top-line results from the PROACTIVE study in 2022.

PRV-6527 (oral CSF-1R inhibitor) for the treatment of Crohn’s disease.	We are not actively developing PRV-6527.	We expect to engage with third parties for the potential sublicense of PRV-6527.

Recent Company Developments

FDA Filed Teplizumab BLA Submission

In December 2020, the FDA accepted and filed for review our BLA for teplizumab for the delay or prevention of clinical T1D in at-risk individuals. The FDA also granted our request for Priority Review and assigned a user fee goal date of July 2, 2021 under the PDUFA. In its acceptance letter, the FDA stated that it is currently planning to hold an advisory committee meeting, which is tentatively scheduled for May 27, 2021, to discuss the BLA. Priority Review designation is for drugs that, if approved, would represent a significant improvement in the safety or effectiveness of the treatment, diagnosis, or prevention of serious conditions when compared to standard applications. Under the PDUFA, a Priority Review targets a review time of six months compared to a standard review time of ten months.

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Cash, Cash Equivalents and Marketable Securities

As of December 31, 2020, our cash, cash equivalents and marketable securities were $121.8 million. Depending on the timing and outcome of our regulatory activities and the status of our plans to prepare for potential regulatory approval of PRV-031 by the FDA in 2021, we may encounter near-term liquidity needs that could impact our cash runway over the next 12 months. If we do not obtain additional financing, either through the completion of this offering or via other financing alternatives, or we do not prudently manage our expenses, our financial condition, cash flows and results of operations could be materially and adversely affected. Based on our current business plans, we believe that our cash, cash equivalents and marketable securities as of December 31, 2020 are sufficient to meet our obligations for at least the next 12 months from the date of this prospectus supplement.

The above information is preliminary and subject to completion. This preliminary financial information is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, we have not completed our financial closing procedures for the three months and year ended December 31, 2020, and our actual results could be materially different from this preliminary financial information. In addition, EisnerAmper LLP, our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to this preliminary financial information and does not express an opinion or any other form of assurance with respect to this preliminary financial information. During the course of the preparation of our financial statements and related notes as of and for the year ended December 31, 2020, we may identify items that would require us to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information regarding our operating data not provided. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles.

Our Risks

Investing in our common stock involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein prior to investing in our common stock. These risks are discussed more fully in the section titled “Risk Factors” beginning on page S-8 of this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated by reference herein. These risks and uncertainties include, but are not limited to, the following:

●	We are a clinical stage biopharmaceutical company with a limited operating history;

●	We have incurred substantial operating losses in each year since our inception and expect to continue to incur substantial losses for the foreseeable future and we may never become profitable or, if achieved, be able to sustain profitability;

●	We need to raise additional funding. If we are unable to raise capital when needed, we could be forced to delay, reduce or eliminate certain or all of our product development programs or commercialization efforts;

●	We have limited product candidates and may not be able to acquire additional product candidates in the future;

●	Although we have received expedited regulatory approval pathways for teplizumab and may pursue such expedited pathways for other product candidates, expedited development may not actually lead to a faster development or regulatory review or approval process;

●	Even though we may obtain or apply for orphan drug designation for a product candidate, we may not be able to obtain orphan drug marketing exclusivity;

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●	We may be unable to obtain or maintain governmental approvals to market our product candidates in the United States, European Union, or in other jurisdictions;

●	The results of our PK/PD bridging study for PRV-031 may be unacceptable to the regulatory authorities, which may require further chemistry, manufacturing and controls, or CMC, development activities, additional study and information requests by the FDA and could affect the timing of the review of and decision by the FDA of our BLA submission;

●	The FDA, EMA or comparable foreign regulatory authorities could require the clearance or approval of a companion diagnostic device as a condition of approval of PRV-031, which may require substantial financial resources and could delay regulatory approval of PRV-031;

●	Even if we receive regulatory approval for any of our product candidates, we may not be able to successfully commercialize any approved products, and the revenue that we generate from sales, if any, may be limited;

●	We currently have a limited commercial organization. If we are unable to establish satisfactory sales, marketing and other commercial capabilities or secure a sales and marketing partner, we may not successfully commercialize any of our product candidates;

●	We are completely dependent on third parties to manufacture our product candidates, and our commercialization of our product candidates could be halted, delayed or made less profitable if those third parties fail to obtain manufacturing approval from the FDA or comparable foreign regulatory authorities, fail to provide us with sufficient quantities of our product candidates or fail to do so at acceptable quality levels or prices;

●	We depend on rights to certain pharmaceutical compounds that are licensed to us. We do not control these pharmaceutical compounds and any loss of our rights to them could prevent us from selling our products;

●	The recent outbreak of the novel coronavirus 2019, or COVID-19, has caused delays to our clinical trials. Moreover, the longer the pandemic persists, the more impact it will have on our clinical trials and other business plans and timelines. In addition, this pandemic has caused substantial disruption in the financial markets and may adversely impact economies worldwide, both of which could result in adverse effects on our business, operations and ability to raise capital;

●	Clinical drug development involves a risky, lengthy and expensive process with an uncertain outcome. We may encounter substantial delays in completing our clinical trials which in turn would require additional costs, or we may fail to demonstrate adequate safety and efficacy to the satisfaction of applicable regulatory authorities;

●	We are generally a virtual company and may be unable to adequately protect our information technology systems from cyber-attacks, which could result in the disclosure of confidential information, damage our reputation, and subject us to significant financial and legal exposure;

●	We may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; and

●	If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates.

Corporate Information

We are a Delaware corporation formed on October 4, 2016. Our principal executive offices are located at 55 Broad Street, 2nd Floor, Red Bank, New Jersey 07701. Our phone number is (908) 336-0360 and our web address is http://www.proventionbio.com. Information contained in or accessible through our website is not, and should not be deemed to be, incorporated by reference in, or considered part of, this prospectus supplement.

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THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and in the documents incorporated by reference herein.

Common stock offered by us	6,000,000 shares of our common stock.

Underwriters’ option to purchase additional shares from us	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 900,000 shares of our common stock from us.

Common stock to be outstanding immediately after this offering	62,487,891 shares (or 63,387,891 shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds	We intend to use the net proceeds from this offering for (i) pre-commercial activities, potential commercial activities, potential milestone or royalty payments, clinical development, and regulatory and manufacturing activities for PRV-031; (ii) development activities for PRV-015, PRV-101, and PRV-3279; (iii) the potential acquisition or in-licensing of other product candidates; and (iv) for other general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should read and consider before investing in our common stock.

Nasdaq Global Select Market symbol	“PRVB”

The number of shares of our common stock to be outstanding upon completion of this offering is based on 56,487,891 shares of our common stock outstanding as of September 30, 2020 and excludes the following:

●	9,452,394 shares of our common stock issuable upon the exercise of outstanding stock options issued under the Amended and Restated Provention Bio, Inc. 2017 Equity Incentive Plan, or the 2017 Equity Incentive Plan, as of September 30, 2020 with a weighted average exercise price of $9.00 per share;

●	190,333 shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan as of September 30, 2020;

●	2,000,000 shares of our common stock reserved for future issuance under the Provention Bio, Inc. 2020 Inducement Plan, which was approved by our board of directors on October 29, 2020; and

●	1,704,828 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2020 with a weighted average exercise price of $4.65 per share.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes the following:

●	no issuance or exercise of stock options or warrants after September 30, 2020; and

●	no exercise by the underwriters of their option to purchase additional shares of common stock in this offering.

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RISK FACTORS

An investment in our common stock involves a high degree of risk, including the risk of a loss of your entire investment. You should carefully consider the following risk factors, as well as the risks described under “Risk Factors” in the accompanying prospectus and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as well as other information in this prospectus supplement and the documents incorporated by reference herein before deciding whether to invest in our common stock. See “Where You Can Find More Information.” If any such risks actually occur, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement and in the documents incorporated by reference herein as a result of different factors, including the risks we face described below and in the documents incorporated by reference herein. The risks and uncertainties described below and incorporated by reference herein are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial.

For a detailed discussion of the ongoing COVID-19 pandemic and its impact on our business, see “Recent Company Developments—Impact of COVID-19 on our Business” under the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the risk factor under the heading “The recent outbreak of the novel coronavirus 2019 (COVID-19) has caused delays to our clinical trials. Moreover, the longer the pandemic persists, the more impact it will have on our clinical trial and other business plans and timelines. In addition, this pandemic has caused substantial disruption in the financial markets and may adversely impact economies worldwide, both of which could result in adverse effects on our business, operations and ability to raise capital.” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated by reference herein.

Risks Related to Product Development, Regulatory Approval, Manufacturing and Commercialization

The results of our PK/PD bridging study for PRV-031 may be unacceptable to the regulatory authorities. This may require further CMC development activities, additional study and information requests by the FDA and could affect the timing of the review of and decision by the FDA of our BLA submission.

The FDA has confirmed that it will require the BLA for PRV-031 to include analytical data demonstrating the comparability between the study drug previously manufactured by MacroGenics and Eli Lilly and Provention Bio’s to-be-commercialized drug product. In addition to conducting analytical tests to evaluate comparability we have also conducted a double-blind, single low-dose, PK/ PD bridging study in healthy subjects to support the CMC comparability assessment between the PRV-031 study drug derived from drug substance manufactured by Eli Lilly and the to-be-commercialized PRV-031 drug product derived from the drug substance manufactured by our contract manufacturing partner, AGC Biologics. This single low-dose study was the first time the PRV-031 drug product derived from the drug substance manufactured by AGC Biologics has been used in humans. We believe, based on the data and our analysis, that the results of the PK/PD bridging study suggest that the drug substances manufactured by AGC Biologics and Eli Lilly are comparable. Comparison of drug plasma concentration versus time after dosing shows a lower area under the curve, or AUC, for the PRV-031 drug product derived from the drug substance manufactured by AGC Biologics. Based on our PK/PD modeling, we do not believe this lower AUC is significant enough to impact the efficacy or safety of the to-be-commercialized PRV-031 drug product when used as proposed in our BLA filing. We submitted our finalized Clinical Study Report and discussion document to the FDA in January 2021. The FDA could disagree with our analysis and interpretation of the PK/PD bridging study, including with respect to the observed lower AUC, and, as a result, could require additional analyses and modeling, or additional information from ongoing or new studies to support the commercial use of the PRV-031 drug product derived from the drug substance manufactured by AGC Biologics. If we are unable to satisfy the FDA’s comparability requirements, the timing of the FDA’s review and decision on the PRV-031 BLA could be delayed, or its approvability negatively impacted, which would have a material adverse impact on our business.

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The FDA, EMA, or comparable foreign regulatory authorities could require the clearance or approval of a companion diagnostic device as a condition of approval of PRV-031, which may require substantial financial resources and could delay or prevent regulatory approval of PRV-031.

The FDA has indicated that PRV-031 may require a companion diagnostic device for its safe and effective use. The Company has a type B meeting scheduled with the FDA in February 2021 to discuss this potential requirement for a companion diagnostic device, specifically for T1D autoantibody testing. A Briefing Document has been submitted to the FDA in preparation for the meeting. At the meeting, the Company intends to discuss with the FDA the Company’s position that a companion diagnostic should not be required for the use of PRV-031 in at-risk patients based upon, among other reasons, (i) relevant FDA precedent and guidance, (ii) the fact that the presence of autoantibodies is supportive, but not sufficient, for a diagnoses of stage 2 T1D and (iii) the commercial availability of FDA-cleared tests or Clinical Laboratory Improvement Amendments, or CLIA, licensed laboratory-developed tests to identify T1D, which the PRV-031 final label can direct physicians to use.

Should the FDA, EMA, or comparable foreign regulatory authorities disagree with us and require the use of a companion diagnostic, we may face delays or obstacles in obtaining approval of our BLA for PRV-031, as the FDA may take the position that a companion diagnostic device is required prior to granting approval of the BLA. In addition, if a companion diagnostic is required, we may be dependent on the cooperation and efforts of third-party collaborators to develop one or more companion diagnostics, which generally require FDA clearance or approval. We and our potential future collaborators may encounter difficulties in developing, validating or obtaining clearance/approval for such companion diagnostics. Any delay or failure by us or our potential future collaborators to develop or obtain regulatory clearance or approval of such companion diagnostics, if necessary, may delay or prevent approval of PRV-031, PRV-101 or our other product candidates.

Even though we may obtain or apply for orphan drug designation for a product candidate, we may not be able to obtain orphan drug marketing exclusivity.

We have obtained orphan drug designation from the FDA for PRV-031 for the treatment of newly diagnosed T1D. Separately, some of the subsets of lupus erythematosus, which we may target with PRV-3279, are orphan indications (e.g., lupus nephritis).

However, there is no guarantee that the FDA, EMA or comparable foreign regulatory authorities will grant any future application for orphan drug designation for any of our other product candidates, including PRV-031 for the use in at-risk individuals, which would make us ineligible for the additional exclusivity and other benefits of orphan drug designation, including the potential to receive a transferable priority review voucher for obtaining approval of a designated rare pediatric disease product. For example, we have applied for orphan drug designation of PRV-031 for the use in at-risk individuals and await a final determination from the FDA’s Office of Orphan Drug Development, or OOPD. Current data suggests that there may be an initial undiagnosed prevalence approaching 165,000-200,000 Stage 2 T1D subjects in all age groups, however, we believe the diagnosed prevalence for Stage 2 T1D subjects is less than 200,000, which, if FDA agrees, would meet the FDA’s criteria for orphan drug designation. Additionally, we believe it would take a significant amount of resources and time to identify 200,000 treatable patients on a year-by-year basis. While we believe there is sufficient epidemiological evidence and rationale to support Stage 2 T1D being a rare disease, OOPD may disagree with us and reject our orphan designation request.

Under the Orphan Drug Act, the FDA may grant orphan drug designation to a drug intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States or for which there is no reasonable expectation that the cost of developing and making a drug available in the United States for this type of disease or condition will be recovered from sales of the product. Orphan drug designation must be requested before submitting an NDA or a BLA. After the FDA grants orphan drug designation, the identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Orphan product designation does not convey any advantage in or shorten the duration of regulatory review and approval process. In addition to the potential period of exclusivity, orphan designation makes a company eligible for grant funding to defray costs of clinical trial expenses, tax credits for clinical research expenses and potential exemption from the FDA application user fee.

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If a product that has orphan designation subsequently receives the first FDA approval for the disease or condition for which it has such designation, the product is entitled to orphan drug exclusivity, which means the FDA may not approve any other applications to market the same drug for the same indication for seven years, except in limited circumstances, such as (i) the drug’s orphan designation is revoked; (ii) its marketing approval is withdrawn; (iii) the orphan exclusivity holder consents to the approval of another applicant’s product; (iv) the orphan exclusivity holder is unable to assure the availability of a sufficient quantity of drug; or (v) a showing of clinical superiority to the product with orphan exclusivity by a competitor product. If a drug designated as an orphan product receives marketing approval for an indication broader than what is designated, it may not be entitled to orphan drug exclusivity. There can be no assurance that we will receive orphan drug designation for any of our product candidates in the indications for which we think they might qualify, if we elect to seek such applications.

Even though we obtained orphan drug exclusivity for PRV-031 for the treatment of newly-diagnosed T1D in the United States, the FDA can still approve other drugs that have a different active ingredient for use in treating the same indication. Furthermore, the FDA can waive orphan drug exclusivity if we are unable to manufacture sufficient supply of PRV-031 or if the FDA finds that a subsequent applicant for newly-diagnosed T1D demonstrates clinical superiority to PRV-031. Accordingly, orphan drug exclusivity for a product may not effectively protect the product from competition.

Clinical drug development involves a risky, lengthy and expensive process, with an uncertain outcome. We may encounter substantial delays in completing our clinical trials which in turn will require additional costs, or we may fail to demonstrate adequate safety and efficacy to the satisfaction of applicable regulatory authorities.

It is impossible to predict if or when any of our product candidates will prove safe or effective in humans or will receive regulatory approval, and the risk of failure through the development process is high. Before obtaining marketing approval from regulatory authorities for the sale of our product candidates, we must conduct extensive clinical trials to demonstrate the safety and efficacy of the product candidates in humans. Clinical testing is expensive, time-consuming and uncertain as to outcome. We cannot guarantee that any clinical trials will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical trials can occur at any stage of testing. Events that may prevent successful or timely completion of clinical development include:

●	delays in reaching, or failing to reach, a consensus with regulatory agencies on study design;

●	delays in reaching, or failing to reach, agreement on acceptable terms with a sufficient number of prospective clinical research organizations, or CROs, and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

●	delays in obtaining required Institutional Review Board, or IRB, or Ethics Committee, or EC, approval at each clinical trial site;

●	delays in recruiting a sufficient number of suitable patients to participate in our clinical trials;

●	delays as a result of the impact of the COVID-19 pandemic on clinical trial recruitment or other clinical trial activities;

●	imposition of a clinical hold by regulatory agencies, IRBs, or ECs;

●	failure by our CROs, other third parties or us to adhere to clinical trial, regulatory or legal requirements;

●	failure to perform in accordance with the FDA’s good clinical practices, or GCP, or current good clinical practices, or cGCP, or applicable regulatory guidelines in other countries;

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●	delays in the testing, validation, manufacturing and delivery of sufficient quantities of our product candidates to the clinical sites;

●	delays in having patients’ complete participation in a study or return for post-treatment follow-up;

●	subjects choosing an alternative treatment for the indications for which we are developing our product candidates, or participating in competing clinical trials;

●	clinical study sites or patients dropping out of a study;

●	delay or failure to address any patient safety concerns that arise during the course of a trial;

●	unanticipated costs or increases in costs of clinical trials of our product candidates;

●	occurrence of serious adverse events associated with the product candidate that are viewed to outweigh its potential benefits; or

●	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols.

We could also encounter delays if a clinical trial is suspended or terminated by us, by the IRBs or ECs of the institutions in which such trials are being conducted, by an independent Safety Review Board for such trial or by the FDA, EMA, or other regulatory authorities. Such authorities may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA, EMA, or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial.

Product development costs for any of our product candidates will increase if we have delays in testing or approval or if we need to perform more or larger clinical trials than planned. Additionally, changes in regulatory requirements and policies may occur and we may need to amend study protocols to reflect these changes. Amendments may require us to resubmit our study protocols to the FDA, comparable foreign regulatory authorities, and IRBs for reexamination, which may impact the costs, timing or successful completion of that study. If we experience delays in completion of, or if we, the FDA or other regulatory authorities, the IRB, or other reviewing entities, or any of our clinical trial sites suspend or terminate any of our clinical trials of any of our product candidates, its commercial prospects may be materially harmed and our ability to generate product revenues will be delayed. Any delays in completing our clinical trials will increase our costs, slow down our development and approval process and jeopardize our ability to commence product sales and generate revenues. Any of these occurrences may harm our business, financial condition and prospects significantly. In addition, many of the factors that cause, or lead to, termination or suspension of, or a delay in the commencement or completion of, clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates. In addition, if one or more clinical trials are delayed, our competitors may be able to bring products to market before we do, and the commercial viability of any of our product candidates could be significantly reduced.

Clinical trial delays could also shorten any periods during which we may have the exclusive right to commercialize our product candidates or allow our competitors to bring products to market before we do, which could impair our ability to successfully commercialize our product candidates. In addition, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval process and jeopardize our ability to commence product sales and generate revenues. Any of these occurrences may significantly harm our business, financial condition and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

The outcome of preclinical studies and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Further, product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through pre-clinical studies and initial clinical trials. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier studies, and we cannot be certain that we will not face similar setbacks.

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Additionally, data submitted to regulators are subject to varying interpretations that could delay, limit or prevent agency approval. We cannot assure you that the FDA, EMA or comparable foreign regulatory authorities will view the results as we do, that the views of different regulatory authorities on our study results and data will be consistent with each other or that any future trials of any of our product candidates will achieve positive results. For example, we have initiated the process of seeking scientific advice from the EMA’s Committee for Medicinal Products for Human Use, or CHMP, with respect to the regulatory pathway for PRV-031 for the delay or prevention of T1D in at-risk individuals. While the guidance provided in scientific advice procedures do not seek to pre-evaluate the results of studies, the initial scientific advice letter that we received from CHMP in December 2020 suggested that an additional confirmatory study would be necessary to support a marketing authorization application, or MAA, for the use of PRV-031 in at-risk individuals. We plan to engage with CHMP to further elucidate the disease-modifying effect of PRV-031 supported by study data in the context of clinical management of T1D, specifically in at-risk individuals. If, however, the EMA determines that our current PRV-031 data package is insufficient to support an MAA for at-risk individuals and requires additional studies or data, such determination would delay or prevent approval of PRV-031 in Europe for this indication. Even if PRV-031 is approved in Europe, the EMA may limit the indication for which the product may be marketed, require extensive warnings on the product labeling or require expensive and time-consuming additional clinical trials or reporting as conditions of approval.

If we are not able to obtain any required regulatory approvals for our product candidates, we will not be able to commercialize our product candidates and our ability to generate revenue will be limited.

The research, testing, manufacturing, labeling, packaging, storage, approval, sale, marketing, advertising and promotion, pricing, export, import and distribution of drug products are subject to extensive regulation by the FDA, EMA, and other regulatory authorities in the United States, European Union, and other countries, where regulations differ from country to country. We are not permitted to market our product candidates as prescription pharmaceutical products in the United States until we receive approval of a New Drug Application. or NDA, or BLA from the FDA, or in any foreign countries until we receive the requisite approval from such countries. In the United States, the FDA generally requires the completion of clinical trials of each drug to establish its safety and efficacy and extensive pharmaceutical development to ensure its quality before an NDA or a BLA is approved. Regulatory authorities in other jurisdictions impose similar requirements. Of the large number of drugs in development, only a small percentage result in the submission of an NDA or a BLA to the FDA or other regulatory authorities and even fewer are eventually approved for commercialization. Changes in regulatory approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for a submitted product application may cause delays in the approval or rejection of an application.

We have only limited experience in filing the applications necessary to gain regulatory approvals and expect to rely on consultants and third party CROs with expertise in this area to assist us in this process. Securing marketing approval requires the submission of extensive preclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the product candidate’s safety and efficacy. Securing marketing approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the regulatory authorities. Our product candidates may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining marketing approval or prevent or limit commercial use. If our development efforts for our product candidates, including regulatory approval, are not successful for their planned indications, our business will be materially adversely affected.

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Our success depends on the receipt of regulatory approval and the issuance of such regulatory approvals is uncertain and subject to a number of risks, including the following:

●	the results of our clinical trials may not be satisfactory or may not meet the level of statistical or clinical significance required by the FDA, EMA, or other regulatory agencies for marketing approval;

●	the dosing of our product candidates in a particular clinical trial may not be at an optimal level;

●	we may be required to provide additional analysis or data for already completed clinical studies, or conduct additional studies;

●	the FDA, EMA, or comparable foreign regulatory authorities may require us to obtain clearance or approval of companion diagnostic tests;

●	the FDA, EMA, or comparable foreign regulatory authorities may disagree on the design or implementation of our clinical trials, including the methodology used in our studies, our chosen endpoints, our statistical analysis, or our proposed product indication;

●	our failure to demonstrate to the satisfaction of the FDA, EMA, or comparable regulatory authorities that a product candidate is safe and effective for its proposed indication;

●	we may fail to demonstrate that a product candidate’s clinical benefits outweigh its safety risks;

●	immunogenicity might affect a product candidate efficacy and/or safety;

●	the FDA, EMA, or comparable foreign regulatory authorities may disagree with our interpretation of data from nonclinical studies or clinical trials;

●	the FDA, EMA, or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with whom we contract for clinical and commercial supplies; or

●	there may be changes in the approval policies or regulations that render our nonclinical and clinical data insufficient for approval.

Additionally, even if we obtain regulatory approval for one indication, there is no guarantee we will be able to gain regulatory approval for additional indications. For example, we intend to initially seek regulatory approval for our CVB vaccine product candidate for the prevention of acute CVB infection. The results of longitudinal studies demonstrating the connection between CVB and T1D or celiac disease will be necessary to expand the indicated use of this vaccine to T1D. These studies must be completed and submitted to the FDA or EMA prior to receiving approval in the United States or European Union to market the CVB vaccine for additional indications such as prevention of T1D. Such studies will be costly and time consuming and may not demonstrate to the FDA or EMA’s satisfaction the connection between the CVB virus and the onset of T1D or celiac disease.

Failure or delay in obtaining regulatory approval for our product candidates for the foregoing, or any other reasons, will prevent or delay us from commercializing our product candidates, and our ability to generate revenue will be materially impaired. We cannot guarantee that regulators will agree with our assessment of the results of the clinical trials we have conducted or intend to conduct in the future or that such future trials will be successful. The FDA, EMA and other regulators have substantial discretion in the approval process and may refuse to accept any application or may decide that our data is insufficient for approval and require additional clinical trials, or pre-clinical or other studies. In addition, varying interpretations of the data obtained from pre-clinical and clinical testing could delay, limit or prevent regulatory approval of our product candidates.

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Risks Related to this Offering

If you purchase common stock in this offering, you will suffer immediate dilution of your investment.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $14.17 per share based on an assumed public offering price of $17.95 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on January 11, 2021. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

We currently intend to use the net proceeds from this offering for (i) pre-commercial activities, potential commercial activities, potential milestone or royalty payments, clinical development, and regulatory and manufacturing activities for PRV-031; (ii) development activities for PRV-015, PRV-101, and PRV-3279; (iii) the potential acquisition or in-licensing of other product candidates; and (iv) for other general corporate purposes. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. See “Use of Proceeds” for further information.

If we sell shares of our common stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

We expect that significant additional capital may be needed in the future to continue our planned operations, including commercialization activities, if approved, conducting clinical trials, expanded research and development activities, and costs associated with operating as a public company. To raise capital, we may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities, or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences, and privileges senior to the holders of our common stock, including shares of common stock sold in this offering.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for stockholders.

The market price of our common stock has been volatile and can be subject to wide fluctuations in response to various factors, some of which are beyond our control, including the reporting of results of our clinical trials or partner-sponsored clinical trials involving our programs. These factors include those discussed in this “Risk Factors” section of this prospectus, our annual report on Form 10-K, quarterly reports on Form 10-Q and others such as:

●	our commercialization, marketing and manufacturing prospects;

●	our intentions and our ability to establish collaborations and/or partnerships;

●	the timing or likelihood of regulatory filings and approvals;

●	our development, commercialization, marketing and manufacturing capabilities;

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●	our expectations regarding the potential market size and the size of the patient populations for our product candidates;

●	the implementation of our business model and strategic plans for our business and technology;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates, along with any product modifications and improvements;

●	estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital;

●	our financial performance; and

●	developments and projections relating to our competitors and our industry, including competing therapies and procedures.

In addition, the stock markets in general, and the markets for biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that may have been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the market price or liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

Shareholders will experience dilution by exercises of outstanding warrants and options.

As of September 30, 2020, there were 1,704,828 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $4.65 per share, and options to purchase an aggregate of up to 9,452,394 shares of our common stock, with a weighted average exercise price of $9.00 per share. The exercise of such warrants and options will result in dilution of your investment. As a result of this dilution, you may receive significantly less than the full purchase price you paid for our common stock in the event of our liquidation.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market could cause the market price of our common stock to decline. If our executive officers, directors or existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain forward-looking statements, which statements involve substantial risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These forward-looking statements include, among other things, statements about:

●	the expectation that we will incur operating losses for the foreseeable future;

●	our current and future capital requirements to support our development and commercialization efforts for our product candidates and our ability to satisfy our capital needs;

●	potential attributes and benefits of our current or future product candidates;

●	our dependence on our product candidates, which are in various stages of clinical development or still in preclinical development;

●	our ability to obtain, or the timeline to obtain, regulatory approval from the FDA, the EMA, and other regulatory authorities for our product candidates, such as the use of PRV-031 in at-risk individuals, including the adequacy of clinical data to support approval, the comparability of our current third party manufacturing process with that of previous manufacturing processes by other companies and the need for a companion diagnostic device;

●	the initiation, cost, timing, progress and results of our current and future clinical trials and regulatory filings;

●	the timing of, and our ability to obtain and maintain, regulatory approvals for our existing or future product candidates;

●	the potential benefits of strategic partnership agreements and our ability to enter into selective strategic partnership agreements;

●	our ability to successfully commercialize our product candidates, including PRV-031 for the use in at-risk individuals, if approved;

●	our intellectual property position, including with respect to our trade secrets and the duration of our patent protection;

●	the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic on our ability to recruit candidates for clinical trials or on other clinical trial activities or to raise capital to support the development and commercialization of our product candidates;

●	our ability to maintain or protect the validity of our licensed patents and other intellectual property;

●	our estimates regarding expenses, future revenues, capital requirements, the sufficiency of our current and expected cash resources and our need for additional financing; and

●	our anticipated use of proceeds from this offering.

All forward-looking statements contained in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement are expressly qualified in their entirety by this cautionary statement, the risk factors set forth under the heading “Risk Factors” in this prospectus supplement, the risk factors set forth under the section entitled “Risk Factors” incorporated by reference into this prospectus supplement from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and any risk factors contained in our subsequent filings with the SEC that are incorporated by reference in this prospectus supplement. Please reference “Where You Can Find More Information.” These forward-looking statements speak only as of the date of this prospectus supplement. Except to the extent required by applicable laws and regulations of the SEC, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus supplement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

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USE OF PROCEEDS

We estimate that the net proceeds received by us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $100.7 million based on an assumed public offering price of $17.95 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on January 11, 2021. If the underwriters exercise their option to purchase additional shares in full, we estimate that our net proceeds will be approximately $115.9 million after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for (i) pre-commercial activities, potential commercial activities, potential milestone or royalty payments, clinical development, and regulatory and manufacturing activities for PRV-031; (ii) development activities for PRV-015, PRV-101, and PRV-3279; (iii) the potential acquisition or in-licensing of other product candidates; and (iv) for other general corporate purposes. General corporate purposes may include research and development costs, including the conduct of one or more clinical trials and process development and manufacturing of our product candidates, potential strategic acquisitions of complementary businesses, services or technologies, expansion of our technology infrastructure and capabilities, working capital and capital expenditures. Although we may use a portion of the net proceeds of this offering for the acquisition or licensing, as the case may be, of additional technologies, other assets or businesses, or for other strategic investments or opportunities, we have no current understandings, agreements or commitments to do so.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of regulatory review of our product candidates, the status of and results from clinical trials, as well as any acquisition or licensing of additional technologies, other assets or businesses that we may opportunistically identify or any other strategic investments or opportunities that we may pursue, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

Our net tangible book value equals our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding. Our historical net tangible book value as of September 30, 2020 was approximately $135.4 million, or approximately $2.40 per share of common stock.

After giving effect to the sale of 6,000,000 shares of our common stock in this offering at an assumed public offering price of $17.95 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on January 11, 2021, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $236.1 million, or approximately $3.78 per share of common stock. This represents an immediate increase in net tangible book value of $1.38 per share to our existing stockholders, and an immediate dilution of $14.17 per share to new investors participating in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$17.95
Net tangible book value per share as of September 30, 2020	$2.40
Increase in net tangible book value per share as of September 30, 2020 attributable to this offering	$1.38
As adjusted net tangible book value per share, after giving effect to this offering		$3.78
Dilution per share to new investors participating in this offering		$14.17

If the underwriters exercise their option to purchase 900,000 additional shares in full, our as adjusted net book value as of September 30, 2020 would increase to approximately $251.3 million, or approximately $3.96 per share, representing an immediate increase in as adjusted net tangible book value of $1.56 per share to our existing stockholders, and an immediate dilution of $13.99 per share to investors participating in this offering.

Each $1.00 increase (decrease) in the assumed public offering price of $17.95 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on January 11, 2021, would increase (decrease) our as adjusted net tangible book value per share after this offering by approximately $0.09, and the dilution per share to new investors participating in this offering by approximately $0.91, assuming the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares to be issued in this offering. Each increase (decrease) of 1,000,000 shares offered by us would increase (decrease) our as adjusted net tangible book value per share by approximately $0.20 and ($0.21), respectively, and the dilution per share to new investors participating in this offering by approximately $0.20 and ($0.21), respectively, assuming that the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The above discussion and table are based on 56,487,891 shares of common stock outstanding as of September 30, 2020 and excludes the following:

●	9,452,394 shares of our common stock issuable upon the exercise of outstanding stock options issued under the 2017 Equity Incentive Plan as of September 30, 2020 with a weighted average exercise price of $9.00 per share;

●	190,333 shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan as of September 30, 2020;

●	2,000,000 shares of our common stock reserved for future issuance under the Provention Bio, Inc. 2020 Inducement Plan, which was approved by our board of directors on October 29, 2020; and

●	1,704,828 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2020 with a weighted average exercise price of $4.65 per share.

To the extent that options or warrants are exercised, new options are issued under our 2017 Equity Incentive Plan or the Provention Bio, Inc. 2020 Inducement Plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (defined below). This summary does not purport to be a complete analysis of all the potential tax considerations relevant to Non-U.S. Holders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This summary is based upon the Internal Revenue Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This summary assumes that shares of our common stock are held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, certain U.S. expatriates, tax-exempt organizations, pension plans, “controlled foreign corporations”, “passive foreign investment companies”, corporations that accumulate earnings to avoid U.S. federal income tax, persons in special situations, such as those who have elected to mark securities to market or those who hold common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment, holders subject to the alternative minimum or the 3.8% Medicare tax on net investment income, or persons deemed to sell our common stock under the constructive sale provisions of the Code or persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation). In addition, this summary does not address estate and gift tax considerations or considerations under the tax laws of any state, local or non-U.S. jurisdiction.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of common stock that for U.S. federal income tax purposes is not classified as a partnership and is not:

●	an individual who is a citizen or resident of the United States;

●	a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes and persons holding our common stock through a partnership or other entity classified as a partnership for U.S. federal income tax purposes are urged to consult their own tax advisors.

There can be no assurance that the Internal Revenue Service, or IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain a ruling from the IRS with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Holder of the purchase, ownership or disposition of our common stock.

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THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE TAX ADVICE. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND ESTATE TAXATION, STATE, LOCAL AND NON-U.S. TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Distribution on our common stock

We do not currently expect to pay dividends. In the event that we do make a distribution of cash or property with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits, if any, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will constitute a return of capital and will first reduce the holder’s adjusted tax basis in our common stock, but not below zero. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock.” Any such distribution would also be subject to the discussion below under the sections titled “—Additional withholding on payments made to foreign accounts” and “—Backup withholding and information reporting.”

Dividends paid to a Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides us or our agent, as the case may be, with the appropriate IRS Form W-8, such as:

●	IRS Form W-8BEN or W-8BEN-E (or successor form) certifying, under penalties of perjury, a reduction in withholding under an applicable income tax treaty, or

●	IRS Form W-8ECI (or successor form) certifying that a dividend paid on common stock is not subject to withholding tax because it is effectively connected with a trade or business in the United States of the Non-U.S. Holder (in which case such dividend generally will be subject to regular graduated U.S. tax rates as described below).

The certification requirement described above must be provided to us or our agent prior to the payment of dividends and must be updated periodically. Special certification and other requirements apply in the case of certain Non-U.S. Holders that hold shares of our common stock through intermediaries or are pass-through entities for U.S. federal income tax purposes.

Each Non-U.S. Holder is urged to consult its own tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If dividends are effectively connected with a trade or business in the United States of a Non-U.S. Holder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), generally will be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a resident of the United States. In addition, if a Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the Non-U.S. Holder may be subject to an additional “branch profits tax” equal to 30% (unless reduced by an applicable income treaty) of its earnings and profits in respect of such effectively connected dividend income.

Non-U.S. Holders that do not timely provide us or our agent with the required certification, but which are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

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Gain on sale, exchange or other taxable disposition of our common stock

Subject to the discussion below under the sections titled “—Additional withholding on payments made to foreign accounts” and “—Backup withholding and information reporting,” in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock, unless (1) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, (2) we are or have been a “United States real property holding corporation”, as defined in the Internal Revenue Code (a USRPHC), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period in the shares of our common stock, and certain other requirements are met, or (3) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on such gain, which gain may be offset by certain U.S.-source capital losses (even though a Non-U.S. Holder is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With regards to the second exception, generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests (as defined in the Internal Revenue Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance in this regard, we believe that we are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we became a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock by reason of our status as USRPHC so long as our common stock is regularly traded on an established securities market (as defined under applicable Treasury Regulations) and such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the shorter of the five year period ending on the date of disposition and the holder’s holding period. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain on a net income basis in the same manner as if it were a resident of the United States and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to any earnings and profits attributable to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Additional withholding tax on payments made to foreign accounts

Payments of dividends to a Non-U.S. Holder will be subject to a 30% withholding tax if the Non-U.S. Holder fails to provide the withholding agent with documentation sufficient to show that it is compliant with provisions of the Code commonly known as the Foreign Account Tax Compliance Act, or FATCA. Generally such documentation is provided on an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. If dividends are subject to the 30% tax under FATCA, it will not be subject to the 30% tax described above under “—Distributions on our common stock.” The IRS and the Department of Treasury have issued proposed regulations on which taxpayers may rely providing that these withholding rules will not apply to the gross proceeds of a sale or other disposition of shares of our common stock. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our common stock.

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Backup withholding and information reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions on our common stock paid to the holder and the tax withheld, if any, with respect to the distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Internal Revenue Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends on our common stock. Dividends paid to Non-U.S. Holders subject to the U.S. withholding tax, as described above under the section titled “—Distributions on Our Common Stock”, generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Prospective investors should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them, including the availability of and procedure for obtaining an exemption from backup withholding.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or, in which the Non-U.S. Holder is incorporated, under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

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UNDERWRITING

SVB Leerink LLC and Cantor Fitzgerald & Co. are acting as joint bookrunning managers and the representatives of each of the underwriters named below for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
SVB Leerink LLC
Cantor Fitzgerald & Co.
Total	6,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of the shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $            per share. After the initial offering of the shares, the public offering price, concession or any other term of this offering may be changed by the representatives.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $505,000. We also have agreed to reimburse the underwriters for up to $35,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

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Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 900,000 additional shares at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of the representatives on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

●	offer, pledge, sell or contract to sell any common stock;

●	sell any option or contract to purchase any common stock;

●	purchase any option or contract to sell any common stock;

●	grant any option, right or warrant for the sale of any common stock;

●	otherwise dispose of or transfer any common stock;

●	request or demand that we file a registration statement related to the common stock; or

●	enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

The lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to common stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

Nasdaq Global Select Market Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PRVB.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

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In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom, each referred to here as a Relevant State, no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

A. to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

C. in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

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Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the underwriters and each of our and the underwriters’ respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

References to the Prospectus Regulation include, in relation to the United Kingdom, the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as relevant persons, or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, as amended.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Ropes & Gray LLP. Troutman Pepper Hamilton Sanders LLP has acted as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The balance sheets of Provention Bio, Inc. as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2019, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at http://www.proventionbio.com under the “Investors—SEC Filings” caption. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 12, 2020, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, as filed with the SEC on April 8, 2020, as further amended by Amendment No. 2 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, as filed with the SEC on August 6, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as filed with the SEC on May 7, 2020, as amended by Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2020, as filed with the SEC on August 6, 2020;

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●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, as filed with the SEC on August 6, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, as filed with the SEC on November 5, 2020;

●	our Current Reports on Form 8-K, as filed with the SEC on January 8, 2020, May 20, 2020, June 11, 2020, June 15, 2020, June 18, 2020, June 30, 2020, July 16, 2020, August 11, 2020 and October 30, 2020 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38552), as filed with the SEC on June 22, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to: Provention Bio, Inc., 55 Broad Street, Red Bank, New Jersey 07701 or you may call us at (908) 336-0360.

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PROSPECTUS

PROVENTION BIO, INC.

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

Provention Bio, Inc. or certain selling securityholders may, from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, common stock, preferred stock, debt securities, which may be senior debt securities or subordinated debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of two or more other securities.

We refer to the common stock, preferred stock, debt securities, warrants and units registered hereunder collectively as the “securities” in this prospectus. We will offer our securities in amounts, at prices and on terms determined at the time of the offering of any such security.

The prospectus provides a general description of the securities we or any selling securityholder may offer. The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of common stock, any public offering price; (ii) in the case of preferred stock, the specific title and any dividend, liquidation, redemption, conversion, voting and other rights and any public offering price; (iii) in the case of debt securities, the specific terms of such debt securities; (iv) in the case of warrants, the duration, offering price, exercise price and detachability of such warrants; and (v) in the case of units, the constituent securities comprising the units, the offering price and detachability of such units.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “PRVB.” There is currently no market for the other securities we may offer. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. Please carefully read the information under the heading “Risk Factors” beginning on page 3 of this prospectus, as well as the risk factors appearing in any prospectus supplement, any related free writing prospectus and/or any other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus before you invest in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling securityholders may offer and sell our securities from time to time. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About This Prospectus” for more information. The price to the public of those securities and the net proceeds we or any selling securityholders expect to receive from that sale will also be set forth in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

The date of this prospectus is January 12, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf process, we or any selling securityholder may, from time to time, offer or sell an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us or any selling securityholder. Each time we or any selling securityholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add to, update or change information contained in the prospectus or in any documents that we have incorporated by reference into this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or the related free writing prospectus.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. The prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any related prospectus supplement or any sale of a security. We do not imply or represent by delivering this prospectus that Provention Bio, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct as any time after such date.

In this prospectus, unless the context otherwise requires, “Provention Bio”, the “Company”, “we”, “us”, “our” and similar names refer to Provention Bio, Inc.

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THE COMPANY

Our Business

We are a clinical stage biopharmaceutical company, focused on the development and commercialization of novel therapeutics and innovative approaches aimed at intercepting and preventing immune-mediated diseases. Since our inception, we have devoted substantially all of our efforts to business planning, research and development, pre-commercial activities, recruiting management and technical staff, acquiring operating assets, partnering and raising capital. Our business is subject to significant risks and uncertainties, and we will be dependent on raising substantial additional capital before we become profitable and we may never achieve profitability.

We preferentially source, reposition, transform and advance underdeveloped or deprioritized clinical-stage, or nearly clinical-stage, therapeutic candidates targeting the interception and prevention of immune-mediated disease. Our “predict” and “preempt” therapeutic development approach focuses on identifying at-risk individuals and intervening before the targeted disease begins, re-appears, exacerbates or progresses. We believe our experience and expertise in translational medicine, immunology, and the design and execution of rapid go/no-go clinical trials makes us unique in the field of immune-mediated disease.

We have access to relevant in-licensing opportunities from industry-leading pharmaceutical companies; innovative, development-stage biotechnology companies; and world-renowned academic centers. We have obtained exclusive worldwide rights to two product candidates from MacroGenics, Inc., the acquisition of a Phase 3 clinical-stage candidate for the interception, delay or prevention of type 1 diabetes (T1D) and the in-license of a Phase 1 candidate for the potential treatment of systemic lupus erythematosus (SLE). We also in-licensed an enterovirus vaccine platform, targeting the prevention of Coxsackie Virus B (CVB) infections and the onset of T1D and celiac disease, from Vactech Ltd., a Finnish biotechnology company. We in-licensed a Phase 2 clinical-stage candidate from Amgen, Inc. targeting celiac disease. Lastly, we in-licensed a Phase 2 clinical-stage candidate from an affiliated entity of Janssen Pharmaceuticals, Inc., which is a small molecule targeting an upstream pathological mechanism and believed to drive Crohn’s disease.

Corporate Information

We are a Delaware corporation formed on October 4, 2016. Our principal executive offices are located at 55 Broad Street, Red Bank, New Jersey 07701 and our telephone number is (908) 336-0360. We maintain an Internet website at www.proventionbio.com. We have not incorporated the information on our website by reference into this prospectus, and you should not consider it to be a part of this prospectus.

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RISK FACTORS

An investment in any of the securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K we file after the date of this prospectus, together with any amendments or supplements thereto and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement or free writing prospectus, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below titled “Forward-Looking Statements.” Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any information incorporated by reference into this prospectus or such prospectus supplement may contain certain “forward-looking statements.” You can generally identify these forward-looking statements by forward-looking words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “could,” “continue,” “ongoing,” “predict,” “potential,” “likely,” “seek” and other similar expressions, as well as variations or negatives of these words. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, the timing, progress and success of our ongoing and planned clinical trials, the expected timing of regulatory review of our product candidates and our ability to finance contemplated development activities and fund operations for a specified period of time.

Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements we make. In particular, you should consider the numerous risks described in the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K we file after the date of this prospectus, together with any amendments or supplements thereto, as updated by our subsequent filings under the Exchange Act, and the risk factors contained in any applicable prospectus supplement or free writing prospectus. See “Where You Can Find More Information.”

As a result of these and other factors, we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. The forward-looking statements contained in this prospectus reflect our views as of the date hereof. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectus we authorize for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes.

The specific allocations of the proceeds we receive from the sale of our securities and any material amounts of other funds necessary to accomplish the specified purposes for which the proceeds are to be obtained will be described in the applicable prospectus supplement.

If a prospectus supplement includes an offering of securities by selling securityholders, we will not receive any proceeds from such sales.

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GENERAL DESCRIPTION OF SECURITIES WE MAY SELL

We or any selling securityholder may offer shares of our common stock and preferred stock, various series of senior and subordinated debt securities and warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, in amounts, at prices and on terms to be determined by market conditions at the time of offering. Each time we or any selling securityholder offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	conversion or exchange prices or rates, if any, and if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We or any selling securityholder may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any option to purchase additional securities granted to them, and net proceeds to us.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the material rights of our capital stock and related provisions of our certificate of incorporation and bylaws. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our second amended and restated certificate of incorporation, or our certificate of incorporation, and our amended and restated bylaws, or our bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 125,000,000 shares, each with a par value of $0.0001 per share, including 100,000,000 shares of common stock and 25,000,000 shares of preferred stock.

As of November 2, 2020, we had 56,487,891 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Voting Rights. Each share of common stock has one vote per share on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our certificate of incorporation. Because our bylaws provide for plurality voting for the election of directors, a director may be elected even if less than a majority of the votes cast are in favor of such election.

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Dividends. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of common stock will be entitled to share equally, on a per share basis, in any dividends that our board of directors may determine to issue from time to time.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or winding-up, the holders of common stock will be entitled to share equally, on a per share basis, all assets remaining after the payment of any debts and other liabilities and the liquidation preferences on any outstanding shares of preferred stock.

Conversion. Our common stock is not convertible into any other shares of our capital stock.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Broadridge Corporate Issuers Solutions, Inc. Its address is 51 Mercedes Way, Edgewood, New York 11717.

Nasdaq Global Select Market. Our common stock is listed for quotation on The Nasdaq Global Select Market under the symbol “PRVB.”

Preferred Stock

Terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock and in any related free writing prospectus that we may authorize to be distributed to purchasers. The terms of any series of preferred stock may differ from the terms described below.

Our board of directors has the authority, without approval by our stockholders, to issue up to a total of 25,000,000 shares of preferred stock, all of which are undesignated, in one or more series.

General Terms. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred stock. Our board of directors can authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Provention Bio and might harm the market price of our common stock. Our board of directors will make the determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate of designation establishing the terms of the preferred stock with the SEC. To the extent required, the description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

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●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Certain provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, encourage persons seeking to acquire control of us to first negotiate with our board of directors and the holders of our capital stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Action; Special Meeting of Stockholders

Our certificate of incorporation and bylaws provide that stockholders may act by written consent. However, stockholders pursuing an action by written consent will be required to comply with certain notice and record date requirements that are set forth in our bylaws and the Delaware General Corporation Law. A special meeting of stockholders may be called by the chairperson of our board of directors, the chief executive officer, the president (in the absence of the chief executive officer) or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting. A special meeting of stockholders may also be called at the request of the holders of record of at least 20% of our outstanding shares of common stock. This provision may prevent stockholders from calling a special meeting because, unless certain significant stockholders were to join with them, they might not obtain the percentage necessary to request the meeting. Therefore, stockholders holding less than 20% of our outstanding shares of common stock, without the assistance of management, may be unable to propose a vote on any transaction, which may delay, defer or prevent a change of control.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In addition, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Super-Majority Voting

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities. In addition, the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of the capital stock entitled to vote thereon is required to amend, repeal or to adopt any provisions of our certificate of incorporation that are inconsistent with, among others, the provisions relating to the general powers of our board of directors, the number and election of directors, the filling of vacancies on our board of directors, the ability of our board of directors to adopt, amend or repeal our bylaws, the ability to call special stockholder meetings, director liability and director and officer indemnification.

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Board of Directors

Our certificate of incorporation authorizes our board of directors to, by a resolution of the majority of our board of directors, fix the number of directors from time to time and to appoint new directors to fill any vacancies. The limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Exclusive Forum

Our certificate of incorporation requires, unless we consent in writing to the selection of an alternative forum, that the Court of Chancery in the State of Delaware will be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery, which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (i) owns 15% or more of a corporation’s voting securities or (ii) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three-year period immediately preceding a business combination of the corporation governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

DESCRIPTION OF DEBT SECURITIES

The applicable prospectus supplement will describe the terms and features of any debt securities which we may issue, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The following description and any description of debt securities in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the indenture relating to such debt securities that we will file with the SEC in connection with a public offering of debt securities.

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We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

We urge you to read the applicable prospectus supplement, indenture and any free writing prospectus that we may authorize to be provided to you.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors or a committee designated by the board will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each warrant agreement relating to warrants offered under this prospectus.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

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SELLING SECURITYHOLDERS

Information about selling securityholders, if any, will be set forth in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We and any selling securityholders may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

●	in one or more transactions at a fixed price or prices, which may be changed from time to time;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	through a market maker or into an existing trading market on an exchange or otherwise;

●	at prices related to those prevailing market prices; or

●	at negotiated prices.

The applicable prospectus supplement will include the following information to the extent applicable:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

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We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Settlement

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for the applicable securities may be more than two scheduled business days after the trade date for the securities. Accordingly, in such a case, if a purchaser of securities wishes to trade securities on any date prior to the second business day before the original issue date for the securities, they will be required, by virtue of the fact that the securities initially are expected to settle more than two scheduled business days after the trade date for the securities, to make alternative settlement arrangements to prevent a failed settlement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

Ropes & Gray LLP will provide us with an opinion as to certain legal matters in connection with the securities being offered hereby. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The balance sheets of Provention Bio, Inc. as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2019, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at http://www.proventionbio.com under the “Investors—SEC Filings” caption. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 12, 2020, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, as filed with the SEC on April 8, 2020, as further amended by Amendment No. 2 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, as filed with the SEC on August 6, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as filed with the SEC on May 7, 2020, as amended by Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2020, as filed with the SEC on August 6, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, as filed with the SEC on August 6, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, as filed with the SEC on November 5, 2020;

●	our Current Reports on Form 8-K, as filed with the SEC on January 8, 2020, May 20, 2020, June 11, 2020, June 15, 2020, June 18, 2020, June 30, 2020, July 16, 2020, August 11, 2020 and October 30, 2020 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38552), as filed with the SEC on June 22, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities described in the applicable prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Provention Bio, Inc., 55 Broad Street, Red Bank, New Jersey 07701 or you may call us at (908) 336-0360.

13

6,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers

SVB Leerink	Cantor

, 2021